UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2014

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously disclosed in the Current Report on Form 8-K filed on July 29, 2014, IMH Financial Corporation (“IMH” or the “Company”) entered into a series of agreements and transactions in connection with the payoff of its senior debt (the “Refinancing”) and change in certain executive officers of the Company. This Form 8-K/A amends the Current Report on Form 8-K referred to above to replace the Employment Separation and General Release Agreement between IMH Financial Corporation and William Meris, dated July 24, 2014 (“Meris Separation Agreement”) filed as Exhibit 10.12 to the Current Report on Form 8-K filed on July 29, 2014 with the executed version of that agreement. The version of the agreement attached as an exhibit to the Current Report on Form 8-K filed on July 29, 2014 was an earlier draft of the agreement rather than the final agreement as executed by the parties. The summary and description of the terms of the Meris Separation Agreement in the Form 8-K filed on July 29, 2014, which is not being amended hereby, are qualified in their entirety by reference to the Meris Separation Agreement attached hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

10.12.	Employment Separation and General Release Agreement between IMH Financial Corporation and William Meris, dated July 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 1, 2014

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

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